Exhibit 10.1

AGREEMENT

This Agreement is entered into and effective this 18th day of July, 2008, by and between Cryo-Cell International, Inc. (the “Company”) and Jill M. Taymans (the “Executive”).

RECITALS

A. The Company and the Executive entered into an Employment Agreement dated November 1, 2005 (the “Employment Agreement”) pursuant to which the Company agreed to provide certain specified compensation to the Executive.

B. The initial one-year term of the Employment Agreement has been automatically extended for successive one-year periods (“Additional Employment Terms”), with the current Additional Employment Term expiring on October 31, 2008 unless notice of non-renewal is delivered pursuant to paragraph 1 of the Employment Agreement.

C. The Company and the Executive desire to further amend the terms of the Employment Agreement to provide that the Additional Employment Terms will end on November 30 of each year, which will correspond with the Company’s fiscal year end.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree, and the Employment Agreement hereby is amended, as follows:

AMENDMENT

1. The second sentence of the first paragraph of paragraph 1 of the Employment Agreement is deleted in its entirety and replaced with the following:

“Subject to any notice of non-renewal provided in the following sentence, the Initial Term shall be automatically extended for successive additional one-year periods (“Additional Employment Terms”); provided, that the Additional Employment Term commencing on November 1, 2007 shall end on November 30, 2008, with any successive Additional Employment Term to end on November 30 of the succeeding year. The Initial Term or any Additional Employment Term will not be so extended if, at least sixty (60) days prior to the end of the Initial Term or an Additional Employment Term, the Company or the Executive has notified the other in writing that the Agreement shall terminate at the end of the then current term.”

2. The parties agree that this Agreement amends the Employment Agreement and that, except as amended herein, the Employment Agreement shall remain unchanged and in full force and effect.

[Signature Page Follows]

[Signature Page to Agreement Amending Employment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRYO-CELL INTERNATIONAL, INC.

By:	/s/ Andrew J. Filipowski
Name:	Andrew J. Filipowski
Title:	Director

/s/ Jill M. Taymans
Executive